Exhibit 5.1

                          EPSTEIN BECKER & GREEN, P.C.
                                ATTORNEYS AT LAW
                                 250 Park Avenue
                               New York, NY 10177



                                 (212) 351-4735



                                  July 1, 1997






International Isotopes Inc.
2600 Longhorn Boulevard
Suite 105
Austin, Texas  78758


Ladies and Gentlemen:

                  We have acted as counsel to International Isotopes Inc. (the "Company") in connection with its filing of a registration statement on Form SB-2 (File No. 333-26269) (the "Registration Statement") covering 2,200,000 shares (2,430,000 shares if the underwriters' over-allotment option is fully exercised) of the Company's authorized and unissued Common Stock, $.01 par value (the "Company IPO Shares"). The Registration Statement also covers 100,000 shares of the Company's authorized and issued Common Stock, $.01 par value, offered by certain selling stockholders of the Company, for which a separate opinion of counsel is being provided.

                  As such counsel, we have examined original copies, or copies certified to our satisfaction, of certain corporate records, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

                  On the basis of the foregoing, we are of the opinion that the Company IPO Shares have been validly authorized and, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.


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International Isotopes Inc.
July 1, 1997
Page 2





                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.




                                                    EPSTEIN BECKER & GREEN, P.C.



                                                    By: /s/ Sidney Todres
                                                        ---------------------
                                                            Sidney Todres